Exhibit 24.2
                                Signatures
                     Marshall & Ilsley Trust Company

       Pursuant to the requirements of the Securities Act of 1933, the trustees have caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 27th date of March, 1998.


                                   MARATHON ELECTRIC HOURLY 401(k)
                                            SAVINGS PLAN


                                   By:  WILLIAM P. GROW
                                      --------------------------------
                                        William P. Grow, Vice President
                                        Marshall & Ilsley Trust Company
                                        Trustee